abrdn Platinum ETF Trust 424I

Exhibit 107

Calculation of Registration Fees Pursuant to Rule 457(u)

1. Name and address of issuer:	abrdn Platinum ETF Trust c/o abrdn ETFs Sponsor LLC 1900 Market Street, Suite 200 Philadelphia, Pennsylvania 19103
2. The name of securities:	abrdn Physical Platinum Shares ETF
3. Securities Act File Number:	333-276490
4. Last day of fiscal year for which this prospectus is filed: December 31, 2024[1]
5. Calculation of registration fee (if calculating on a class-by-class or series-by-series basis, provide the EDGAR identifier for each such class or series):

(i) Aggregate sale price of securities sold during the fiscal year pursuant to Rule 456(d):				$221,982,558

(ii) Aggregate price of securities redeemed or repurchased during the fiscal year:		$(105,796,515)

(iii) Aggregate price of securities redeemed or repurchased during any prior fiscal year ending no earlier than August 1, 2021, that were not previously used to reduce registration fees payable to the Commission:		$-

(iv) Total available redemption credits [add Items 5(ii) and 5(iii)]:				$(105,796,515)

(v) Net sales – if Item 5(i) is greater than Item 5(iv) [subtract Item 5(iv) from Item 5(i)]:				$116,186,043

(vi) Redemption credits available for use in future years — if Item 5(i) is less than Item 5(iv) [subtract Item 5(iv) from Item 5(i)]:		$-

(vii) Multiplier for determining registration fee:			X	0.00015310

(viii) Registration fee due [multiply Item 5(v) by Item 5(vii)]:			=$	17,788.08

6. Credit for Previously Paid Registration Fees

(i) Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward:		$105,886.79

(ii) Previously paid registration fee credits available for use in future years – if Item 6(i) is greater than Item 5(viii) [subtract 5(viii) from 6(i)]:		$88,098.71

7. Interest due pursuant to Rule 456(d)(5) – if this supplement is being filed more than 90 days after the end of the issuer’s fiscal year:			+$	-

8. Total of the amount of the registration fee due plus any interest due:			=$	-

[1]	Aggregate purchase and redemption prices set forth herein reflect the period between January 19, 2024 (the first day that the Trust began selling shares on its current registration statement), and December 31, 2024 (the Trust’s fiscal year end).